UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

(Date of Report (date of earliest event reported)): November 16, 2009


National Bancshares Corporation
(Exact name of registrant specified in its charter)
Ohio
(State or other jurisdiction of incorporation)

0-14773
(Commission File Number)

34-1518564
IRS Employer Identification No.)

112 West Market Street, Orrville, Ohio
(Address of principal executive offices)

44667
(Zip Code)

(330) 682-1010
Registrants telephone number, including area code


[not applicable]

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction
A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities
     Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange
     Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)


Explanatory Note

The Registrant is filing this Amendment No. 1 to the Registrant`s Current Report on Form 8-K originally forwarded to the Securities and Exchange Commission on October 23, 2009 in order to amend the earnings release for the quarter and year ended September 30, 2009. The Registrant has revised earnings to reflect an increase in the provision for loan losses for the quarter and year ended September 30, 2009.


Item 2.02 Results of Operations and Financial Condition

PRESS RELEASE: On November 16, 2009, National Bancshares Corporation issued a press release containing amended financial information and accompanying discussion for the quarter and year ended September 30, 2009. The Company revised the financial information based on additional information related to the deterioration in the credit quality of a $1.6 million commercial real estate loan. The provision for loan losses for the quarter and year ended September 30, 2009 was increased by $326 thousand as a result of the additional information.

The information in this Form 8-K/A and in Exhibit 99.1 attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act) or otherwise subject to the liability of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.


ITEM 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.1 National Bancshares Corporation press release dated
November 16, 2009 containing revised financial information and accompanying discussion for the quarter and year ended September 30, 2009.



Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Bancshares Corporation


Date:  November 16, 2009

/s/ David C. Vernon
David C. Vernon
President and Chief Executive Officer




/s/ James R. VanSickle
James R. VanSickle
Senior Vice President and
Chief Financial Officer